SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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GVI Security Solutions, Inc.
(Name of Registrant as Specified In Its Charter)
__________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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GVI SECURITY SOLUTIONS, INC.
2801 Trade Center Drive, Suite 120
Carrollton, Texas 75007

May [22], 2006

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders to be held at the offices of Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, 46th Floor, New York, New York 10036, on Tuesday, June 27, 2006, at 10:00 a.m., local time.

The Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about your company. This mailing includes a copy of our annual report on Form 10-KSB for 2005.

We ask that you mark, date and sign the enclosed Proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the Annual Meeting. You may withdraw the Proxy and vote in person at the meeting if you so desire. We hope that you will be able to attend the meeting in person, and we look forward to seeing you.

Sincerely yours,

Howard Safir Chairman of the Board

GVI SECURITY SOLUTIONS, INC.
2801 Trade Center Drive, Suite 120
Carrollton, Texas 75007

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Tuesday, June 27, 2006

The Annual Meeting of Stockholders of GVI Security Solutions, Inc. will be held at the offices of Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, 46th Floor, New York, New York 10036, on Tuesday, June 27, 2006, at 10:00 a.m., local time, to consider and take action on the following matters:

1.	To elect nine directors to serve on our Board of Directors, each for a one-year term and until their respective successors are elected.

2.	To amend the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 100,000,000.

3.	To approve an increase in the number of shares of Common Stock available under our 2004 Long-Term Incentive Plan from 5,939,913 to 10,000,000.

4.	To ratify the appointment of Mercadien, P.C., CPAs as our independent auditors for 2006.

5.	To transact such other business as may properly be brought before the Annual Meeting.

The Board of Directors has fixed May 15, 2006 as the record date for the Annual Meeting and all adjournments thereof. Holders of record of shares of our Common Stock at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.

Your Proxy is important to ensure a quorum at the Annual Meeting. Even if you own only a few shares, and whether or not you expect to be present, you are urgently requested to date, sign and mail the enclosed Proxy in the postage-paid envelope that is provided. You may revoke the Proxy at any time prior to exercise. Sending us your Proxy will not affect your right to vote in person if you attend the Annual Meeting.

By Order of the Board of Directors,

Joseph Restivo Secretary

Carrollton, Texas
May [22], 2006

GVI SECURITY SOLUTIONS, INC.

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of GVI Security Solutions, Inc., a Delaware corporation (“we” or the “Company” or “GVI”), for use at our 2006 Annual Meeting of Stockholders and for any adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting is to be held at the offices of Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, 46th Floor, New York, New York 10036, on Tuesday, June 27, 2006, at 10:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A Board of Directors’ proxy card (“Proxy”) for the Annual Meeting is enclosed, by means of which you may vote on the proposals described in this Proxy Statement.

Every Proxy which is properly completed, signed and returned to us prior to the Annual Meeting, and which has not been revoked, will be voted in accordance with the stockholder’s instructions contained in the Proxy. In the absence of instructions, shares represented by each Proxy we receive will be voted:

●    FOR the election of the persons nominated to serve as directors by the Board of Directors;

●    FOR the approval of an amendment to our certificate of incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 100,000,000;

●    FOR the approval of an increase in the shares of Common Stock available under our 2004 Long-Term Incentive Plan from 5,939,913 to 10,000,000; and

●    FOR the ratification of the appointment of Mercadien, P.C., CPAs as our independent auditors for fiscal 2006.

The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters in accordance with their best judgment. You may revoke your Proxy at any time before it is exercised by filing with the Secretary of the Company at our executive office either a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting in person and expressing a desire to vote your shares in person.

This Proxy Statement, the Notice of Annual Meeting of Stockholders, the form of Proxy and our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 are being mailed to our stockholders on or about May [22], 2006.

Voting Securities

Only holders of record of our Common Stock, par value $0.001 per share (“Common Stock”), at the close of business on May 15, 2006 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were outstanding and entitled to vote 51,089,783 shares of Common Stock. Each share of Common Stock is entitled to one vote upon all matters to be considered at the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of votes which stockholders are entitled to cast at the Annual Meeting will constitute a quorum for the Annual Meeting. Abstentions and broker non-votes are treated as present for the purpose of determining the existence of a quorum; however, broker non-votes will be considered not to represent voting power present at the Annual Meeting. A “broker non-vote” occurs when a broker or other nominee indicates on the Proxy that it does not have discretionary authority to vote on a particular matter.

The affirmative vote of a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of our directors. The affirmative vote of a majority of the outstanding shares is required for approval of the amendment to our certificate of incorporation increasing the number of our authorized shares of Common Stock. The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval of the amendment increasing the number of shares of Common Stock available for issuance under our 2004 Long-Term Incentive Plan and for the ratification of our selection of Mercadien, P.C., CPAs as our independent auditors for fiscal 2006. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for any individual may result in another individual receiving a larger proportion of votes. Abstention as to the proposal to approve the amendment to our certificate of incorporation, the proposal to approve the amendment to our 2004 Long-Term Incentive Plan or the proposal to ratify the appointment of Mercadien, P.C., CPAs as our independent auditors will have the same effect as a vote against such proposal. Broker non-votes with respect to any of these proposals will be treated as unvoted for purposes of determining approval of such proposals and will not be counted as votes for or against such proposals, except that with respect to the proposals to approve the amendment to our certificate of incorporation, broker non-votes will have the same effect as negative votes.

Solicitation

We will pay the cost of soliciting proxies, consisting of the printing, handling and mailing of the form of Proxy and related materials and the actual expense incurred by brokerage houses, custodians and fiduciaries in forwarding proxy materials to the beneficial owners of Common Stock. In addition to the use of the mails, proxies may be solicited by our officers, directors and regular employees by telephone, facsimile, electronic means, or in person. These persons will receive no extra compensation for their services. We may request persons holding shares of Common Stock in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and we will reimburse such persons for their expenses in so doing.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Pursuant to our Bylaws, the size of our Board is fixed from time to time by our Board of Directors, who have fixed the current size of our Board at 11. We currently have ten directors and one vacancy. We propose to elect nine directors, each to hold office until our next Annual Meeting and until each director’s successor is elected and qualified. Nine of our current directors, Howard Safir, Richard J. Berman, Victor A. DeMarines, Bruce Galloway, John Gutfreund, Asa Hutchinson, Kenneth A. Minihan, Joseph R. Rosetti and Steven Walin, have been nominated by our Board of Directors for re-election upon the recommendation of our Governance Committee. Moshe Zarmi, a current director of ours, will cease to be a director of ours following the Annual Meeting. Our Board has determined to maintain two vacancies on the Board until such time as we identify persons suitable to fill those vacancies or we otherwise determine to reduce the size of our Board. Proxies can not be voted at the Annual Meeting to elect more than nine directors.

The persons named in the enclosed Proxy will vote it for the election of the nominees listed above unless you instruct them otherwise, or unless a nominee is unwilling to serve. Our Board of Directors has no reason to believe that any nominee will be unwilling to serve, but if a nominee should determine not to serve, the persons named in the Proxy may vote for another candidate nominated by our Board of Directors.

The affirmative vote of a plurality of the votes present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is required for election of each nominee as a director. Our certificate of incorporation does not provide for cumulative voting in the election of Directors.

Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of these nominees as directors.

Our Board of Directors recommends that the stockholders vote FOR the election of Howard Safir, Richard J. Berman, Victor A. DeMarines, Bruce Galloway, John Gutfreund, Asa Hutchinson, Kenneth A. Minihan, Joseph R. Rosetti and Steven Walin as directors of the Company.

Information Regarding Nominees for Our Board of Directors

The following table sets forth our nominees for director and executive officers, along with their ages and the positions they hold:

Name	Age	Position
Howard Safir	63	Chairman of the Board of Directors
Steven E. Walin	50	Chief Executive Officer and Director
Joseph Restivo	52	Chief Financial Officer
Richard J. Berman	63	Director
Victor A. DeMarines	69	Director
Bruce Galloway	48	Director
John H. Gutfreund	76	Director
Asa Hutchinson	55	Director
Kenneth A. Minihan	62	Director
Joseph R. Rosetti	72	Director

HOWARD SAFIR has served as Chairman of our Board of Directors since February 2004. Since December 2001, Mr. Safir has been Chairman and Chief Executive Officer of SafirRosetti, an investigative and security firm. Prior to that time, Mr. Safir was Vice Chairman of IPSA International, a provider of investigative and security consulting services. From 1996 to 2000, Mr. Safir served as Police Commissioner of New York City. Mr. Safir began his law enforcement career in 1965 as a special agent assigned to the New York office of the Federal Bureau of Narcotics, a forerunner of the Drug Enforcement Administration (DEA). From 1977 to 1978, Mr. Safir served as Assistant Director of the DEA. In 1994, Mr. Safir became New York City's 29th Fire Commissioner. Mr. Safir is currently a director of Verint Systems, Inc. and BlastGard International, Inc.

STEVEN WALIN has been our Chief Executive Officer since March 6, 2006, and has served as director of ours since March 28, 2006. Mr. Walin has over 20 years of experience in the security industry. Most recently, from April 2003 until his appointment as our Chief Executive Officer, Mr. Walin served as the President of GE Security Enterprise Solutions, a division of General Electric Company that provides security solutions, including video monitoring, intrusion and access control systems. Prior to his employment with GE, from July 2001, Mr. Walin served as the Senior Vice President - North America Security for the Security Systems Division of Siemens Building Technologies. Prior to that, Mr. Walin had been the President and Chief Operating Officer of Securities Technology Group, Inc. until it was acquired by Siemens in July 2001.

JOSEPH RESTIVO has been our Chief Financial Officer since March 2006. Prior to his employment with us, since January 2003, Mr. Restivo was an independent business consultant providing services in the areas of financial and business planning, turnaround assistance and operational management support. Prior to that time, from January 2000 until January 2002, Mr. Restivo served as the Vice President, North American Services and Business Development, for the Security Systems Division of Siemens Building Technologies. In addition, from 1990 until 1999, Mr. Restivo held numerous positions, including Chief Financial Officer and Chief Operating Officer, during his employment with Casi-Rusco (subsequently acquired by General Electric), a developer and manufacturer of large-scale access control systems.

RICHARD J. BERMAN has served as one of our directors since February 2004. Mr. Berman’s business career spans over thirty-five years of venture capital, management and mergers and acquisitions experience. In the last five years, Mr. Berman has served as a professional director and/or chairman of about a dozen public and private companies. He is currently Chief Executive Officer of NexMed, Inc., a drug developer; Chairman of National Investment Managers, a public company in pension administration and investment management; and Chairman of Candidate Resources, a private company delivering HR services over the web. In addition to serving on our board of directors, Mr. Berman serves on the boards of directors of the following public companies: Dyadic International, Inc., Internet Commerce Corporation, International Microcomputer Software, Inc., MediaBay, Inc., NexMed, Inc., National Investment Managers, Inc., Nayna Networks, Inc., and Advaxis, Inc. Previously, Mr. Berman worked at Goldman Sachs and was Senior Vice President of Bankers Trust Company, where he started the M&A and Leverage Buyout Departments.

VICTOR A. DEMARINES has served as one of our directors since May 2006. From 1994 until his retirement in May 2000, Mr. DeMarines was President and Chief Executive Officer of MITRE Corporation, a nonprofit organization that provides security solutions for the computer systems of the Department of Defense, the Federal Aviation Administration, the Internal Revenue Service and several organizations in the U.S. intelligence community. Mr. DeMarines currently serves on the board of trustees of MITRE. Mr. DeMarines is a director of Verint Systems Inc. and Netscout Systems, Inc., a member of the Massachusetts Business Roundtable, and has served as an advisor to the Department of Defense on matters concerning the transformation of the military. Mr. DeMarines also served as a Presidential Executive with the Department of Transportation and is a Lieutenant (retired) of the U.S. Air Force.

BRUCE GALLOWAY has served as one of our directors since February 2004. Mr. Galloway is currently a managing director of Arcadia Securities, LLC, an NASD registered broker-dealer based in New York City. Mr. Galloway is also a managing member of Galloway Capital Management, LLC. Prior to joining Arcadia, Mr. Galloway was a managing director and head of the Galloway Division of Burnham Securities, Inc., an investment bank and NASD Broker/Dealer based in New York. Prior to joining Burnham, from 1991 to 1993, Mr. Galloway was a Senior Vice President at Oppenheimer & Company, an investment bank and NASD Broker/Dealer based in New York. Mr. Galloway is currently the Chairman of Command Security Corp. and International Microcomputer, Inc., as well as a director of Forward Industries, Inc., DataMetrics Corporation, and Waiter.com, Inc.

JOHN H. GUTFREUND has served as one of our directors since July 2005. Mr. Gutfreund has been a Senior Advisor at C.E. Unterberg, Towbin LLC (“CEUT”) since January 2002, and the President of Gutfreund & Co., Inc. a financial consulting company, since 1993. CEUT supplies capital and financial advice to companies in the technology, healthcare and global security industries. Its services include public offerings, direct investments, mergers and acquisitions and private placements. Formerly, Mr. Gutfreund was with Salomon Brothers for over 38 years, including as its Chairman of the Board and Chief Executive Officer from 1981 until 1991. He is a former Vice Chairman of the New York Stock Exchange and a past member of the Board of Directors for the Securities Industry Association. Mr. Gutfreund is a director of Montefiore Medical Center, New York City, and a member of its Executive, Finance, Investment and Real Estate Committees; a member of the Council on Foreign Relations; a lifetime member of the Board of Trustees of the New York Public Library and of the Astor, Lenox and Tilden Foundations; an honorary trustee of Oberlin (Ohio) College; Trustee, Aperture Foundation; and a director of Compudyne Corporation, LCA-Vision Inc., Evercel, Inc., Accuweather, Inc., Maxicare Health Plans, Inc. and Nutrition 21, Inc.

ASA HUTCHINSON has served as one of our directors since July 2005. Mr. Hutchinson has been a principal of Hutchinson Group, LLC, a consulting firm, since its founding in January 2005, and was a partner in the Washington, D.C. law firm Venable LLP, and the chair of its Homeland Security Group from March 2005 until March 2006. Mr. Hutchinson was confirmed by the U.S. Senate as Under Secretary for Border and Transportation Security at the Department of Homeland Security in January 2003, shortly after the department was created, and held that position until January 2005. From August 2001 until January 2003, Mr. Hutchinson was a Director of the U.S. Drug Enforcement Administration. As one of the nation’s top-ranking homeland security officials after Secretary Tom Ridge, he was responsible for more than 110,000 federal employees housed in such agencies as the Transportation Security Administration, Customs and Border Protection, Immigration and Customs Enforcement, and the Federal Law Enforcement Training Center. Prior to his work with the Department of Homeland Security, Mr. Hutchinson was elected three times to the U.S. House of Representatives, where he served on the Judiciary and Intelligence committees, before leading the Drug Enforcement Administration. He began his career by practicing law in Arkansas, where he tried over 100 jury trials over 21 years. Mr. Hutchinson is also a director of Saflink Corporation, a provider of biometric security and smart card solutions.

KENNETH A. MINIHAN has served as one of our directors since May 2006.  Lieutenant General Minihan, currently a Managing Director of the Paladin Capital Group, a private equity firm, was a career U.S. Air Force officer who attained the rank of Lieutenant General until his retirement from the Air Force on June 1, 1999 after more than 33 years of active service. Lieutenant General Minihan served as the 14th Director of the National Security Agency/Central Security Services and was the senior uniformed intelligence officer in the Department of Defense. Prior to this, Lieutenant General Minihan served as the Director of the Defense Intelligence Agency. Lieutenant General Minihan is currently the President of the Security Affairs Support Association, is a member of several organizations, including the Air Force Association and the National Military Intelligence Association and consults and works on national security and intelligence committees and panels. Lieutenant General Minihan was awarded the National Security Medal, the Defense Distinguished Service Medal, the Bronze Star and the National Intelligence Distinguished Service Medal, among other awards and decorations. General Minihan is also a director of Verint Systems Inc. and MTC Technologies Inc.

JOSEPH R. ROSETTI has served as one of our directors since February 2004. Since December 2001, Mr. Rosetti has served as the President of SafirRosetti, an investigative and security firm. From 1987 to 2000, Mr. Rosetti was the Vice Chairman of Kroll Associates. As Vice Chairman, he had responsibility for Corporate Security/Crisis Management, which provides industry and professional organizations with preventive measures to combat corporate and financial crimes. From October 2000 to November 2001, Mr. Rosetti was a Senior Vice President at IPSA International, Inc., a provider of investigative and security consulting services. From 1971 to 1987 he was the Director of Worldwide Security for IBM. Mr. Rosetti held government positions prior to joining IBM in the U.S. Internal Revenue Service and the U.S. Department of Justice and was the Chief Accountant for Marriott Mr. Rosetti is also the Chairman and a director of MediaBay, Inc., a retailer of spoken audio and nostalgia products.

Compensation of Directors

Non-employee Directors

For their service on our board, our non-employee directors receive a monthly payment of $2,000 in cash and, as of the 15th day of each month pursuant to our Non-Employee Nonemployee Directors’ Stock Plan, an award of shares of our Common Stock with an aggregate fair market value of $1,000. For the purposes of these compensation arrangements, Howard Safir, our Chairman of the Board, is deemed not to be a non-employee director of the Company. Our directors are also reimbursed for actual out-of-pocket expenses incurred by them in connection with their attendance at meetings of the Board of Directors.

Chairman Compensation

We have entered into an agreement dated as of February 17, 2004 with November Group, Ltd. Mr. Safir is the Chairman, Chief Executive Officer and principal of November Group. The agreement provides that November Group will provide us with advice, consultation and assistance over an initial term of three years and for a fee of $600,000, payable in equal monthly installments over the term of the agreement. In the event that we terminate the agreement for a reason other than a “good reason” (as defined in the agreement), we will be required to pay November Group a termination fee of one half of the entire remaining fee. In addition, upon a change in control, as defined in the agreement, the entire fee shall become due and owing.

November Group is prohibited under the agreement from copying, using or disclosing any of our Proprietary Information (as defined in the agreement) during the term of the agreement and for a period of two years thereafter and has assigned to us all rights to any inventions it develops during the term of the agreement that pertain directly or indirectly to our business or that are developed during work time or using our materials or facilities. November Group is also prohibited from directly or indirectly soliciting any of our customers, suppliers, licensees, licensors and employees during the term of the agreement and for a period of two years thereafter.

Other Board Compensation

On February 17, 2004, each of our Directors was granted a stock option under our 2004 Long-Term Incentive Plan to purchase shares of our Common Stock at an exercise price of $2.60 per share. The stock options have a ten year term and vest in four equal installments over a three-year period that began on the date of issuance. Each of Messrs. Berman and Galloway was granted a stock option to purchase 300,000 shares of our Common Stock, Mr. Rosetti was granted a stock option to purchase 250,000 shares of our Common Stock, Mr. Zarmi was granted a stock option to purchase 150,000 shares of our Common Stock and Mr. Safir was granted a stock option to purchase 500,000 shares of our Common Stock. In addition, at that time we granted options to purchase shares of our Common Stock to directors who have since resigned.

On January 6, 2005, each of our Directors was granted a stock option under our 2004 Long-Term Incentive Plan to purchase shares of our Common Stock at an exercise price of $1.50 per share. The stock options have a ten year term and vest in three equal installments over a two-year period that began on the date of issuance. Each of Messrs. Berman, Galloway and Rosetti was granted a stock option to purchase 47,500 shares of our Common Stock, Mr. Zarmi was granted a stock option to purchase 22,500 shares of our Common Stock, and Mr. Safir was granted a stock option to purchase 275,000 shares of our Common Stock. In addition, at that time we granted options to purchase shares of our Common Stock to directors who have since resigned.

Nonemployee Directors’ Stock Plan

On October 20, 2005, our Board of Directors approved our Nonemployee Directors’ Stock Plan, and reserved 400,000 shares of Common Stock for issuance thereunder. The Nonemployee Directors’ Stock Plan provides for the automatic grant to each of our nonemployee directors, on the 15th day of each month, of shares of Common Stock having a fair market value of $1,000. Directors may elect in advance to defer the issuance of shares under the Plan as provided therein. The Nonemployee Directors’ Stock Plan also provides for the discretionary grant of awards to nonemployee directors, and pursuant to those provisions, on October 20, 2005, each of our nonemployee directors was awarded a grant of 9,375 shares of Common Stock. For the purposes of this Plan, Howard Safir, our Chairman of the Board, has been deemed not to be a nonemployee director of the Company.

PROPOSAL NO. 2
APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO INCREASE OUR NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board has adopted, subject to stockholder approval, an amendment to our certificate of incorporation, substantially in the form attached hereto as Exhibit A to increase our authorized number of shares of Common Stock from 75,000,000 to 100,000,000.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because the holders of Common Stock do not have preemptive rights to purchase or subscribe for any new issuances of Common Stock, the authorization and subsequent issuance of additional shares of Common Stock will reduce current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter their relative rights and limitations.

Reason for Increase

In addition to the 51,089,783 shares of Common Stock outstanding as of the record date, as of such date we had outstanding warrants, options and convertible notes to purchase, and commitments to issue, an aggregate of approximately 21,000,000 additional shares of Common Stock, leaving less than 3,000,000 shares available for issuance. Although at present the Board has no plans to issue additional shares of Common Stock in excess of this amount, it desires to have additional shares available to provide flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, or expanding the company’s business or product lines through the acquisition of other businesses or products.

Effects of Increase

In general, the issuance of any new shares of Common Stock will cause immediate dilution to the Company’s existing stockholders, may affect the amount of any dividends paid to such stockholders and may reduce the share of the proceeds of the Company that they would receive upon liquidation of the Company. Another effect of increasing the Company’s authorized Common Stock may be to enable the Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company, even if such party is offering a significant premium over the current market price of the Common Stock. Such an issuance of shares of Common Stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company.

The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this resolution was not presented with the intent that the increase in the Company’s authorized Common Stock be utilized as an anti-takeover measure.

The increase in the authorized Common Stock will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which is expected to occur as soon as is reasonably practicable following approval by the Company’s stockholders.

The affirmative vote of the holders of a majority of the Company’s outstanding Common Stock will be required to approve this amendment to the Company’s Certificate of Incorporation. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to approve the amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

PROPOSAL NO. 3
APPROVAL OF AN INCREASE IN THE SHARES OF COMMON STOCK
AVAILABLE UNDER OUR 2004 LONG-TERM INCENTIVE PLAN FROM 5,939,913 TO 10,000,000

Our Board of Directors has adopted an amendment (the “Amendment”) to our 2004 Long-Term Incentive Plan (the “Plan”), increasing the number of shares of Common Stock available for the grant of options and other awards under the Plan from 5,939,913 to 10,000,000.

The Amendment is subject to stockholder approval, and we are seeking such approval at the Annual Meeting. The Plan provides for the grant of options and other awards to the Company’s (and its subsidiaries’) employees, officers, directors and consultants. The Plan authorizes the Compensation Committee to issue incentive stock options (“ISOs”) as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), stock options that do not conform to the requirements of that Code section (“Non-ISOs”), stock appreciation rights (“SARs”), restricted stock, stock awards and other stock based awards. Directors who are not employees of the Company may only be granted Non-ISOs.

We are currently authorized to issue up to 5,939,913 shares of Common Stock upon exercise of options granted under the Plan. As of May 1, 2005, there were outstanding options under the Plan to purchase 5,724,791 shares of Common Stock authorized for issuance under the Plan, and 215,122 shares available for grants of future awards under the Plan.

The essential features of the Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the Plan, as amended by the Amendment, which is included as Exhibit B to this Proxy Statement.

General

The Compensation Committee of the Board of Directors administers the Plan and has full power and authority to take any and all actions deemed necessary or desirable for the proper administration of the Plan and the effectuation of its purposes. The Compensation Committee has authority to select those employees, officers, directors and consultants whose performance it determines significantly promotes the Company’s success to receive discretionary awards under the Plan, grant the awards, interpret and determine all questions of policy with respect thereto and adopt rules, regulations, agreements and instruments deemed necessary for its proper administration.

Awards

Non-Qualified and Incentive Stock Options. Awards granted under the Plan may be ISOs or Non-ISOs. The exercise price of options granted under the Plan will be set by the Compensation Committee and stated in an option agreement. The exercise price may be paid (i) in U.S. Dollars, (ii) by delivery of the Company’s Common Stock, (iii) by a combination of the preceding methods or (iv) by such other methods as the Compensation Committee may deem appropriate. Options may also contain SARs permitting the recipient to receive the difference between the exercise price per share and the market value of such share on the date of surrender.

Restricted Stock. Awards of Common Stock granted under the Plan may be subject to forfeiture until such restrictions, terms and conditions as the Compensation Committee may determine are fulfilled.

Dividend Equivalent Award. The Compensation Committee may grant an award that represents the right to receive a dividend or its equivalent in value in the Common Stock, cash or a combination of both with respect to any new or previously existing award.

Other Stock and Stock Based Awards. The Compensation Committee may grant Common Stock or other Common Stock based awards that are related to or similar to the awards described above.

Amendment and Termination

The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s capital stock present or represented and entitled to vote at a duly held stockholders meeting.

The Board of Directors may at any time terminate the Plan or from time to time amend or modify the Plan; provided however, that the Board cannot make any material amendments to the Plan without the approval of at least the affirmative vote of the holders of a majority of the outstanding shares of the Company’s capital stock.

The Plan will terminate on February 16, 2014, unless sooner terminated by the Board of Directors.

Federal Income Tax Consequences

The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular person or to the Company. The provisions of the Code and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances. This discussion is based on the Code as currently in effect.

The Plan is not subject to any of the requirements of ERISA, nor is it qualified under Section 401(a) of the Code.

Non-Incentive Stock Options. If a Non-ISO is granted in accordance with the terms of the Plan, no income will be recognized by the recipient at the time the option is granted. On exercise of a Non-ISO, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the purchase price of such shares will generally be taxable to the holder as ordinary income, and will be deductible for tax purposes by the Company (or one of its subsidiaries) in the year in which the holder recognizes the ordinary income. The disposition of shares acquired upon exercise of a Non-ISO will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the stock option.

Incentive Stock Options. If an ISO is granted in accordance with the terms of the Plan, no income will be recognized by the recipient at the time the ISO is granted. On exercise of an ISO, the holder will generally not recognize any income and the Company (or one of its subsidiaries) will generally not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the holder to the alternative minimum tax or to an increase in such tax. The disposition of shares acquired upon exercise of an ISO will ordinarily result in long-term capital gain or loss. However, if the holder disposes of shares acquired upon exercise of an ISO within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the holder will generally recognize ordinary income and the Company (or one of its subsidiaries) will generally be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the Common Stock on the date the ISO is so exercised over the purchase price (or the gain on sale, if less). Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the ISO will ordinarily constitute long-term or short-term capital gain (depending on the applicable holding period).

Stock Appreciation Rights. The amount of any cash (or the fair market value of any Common Stock) received upon the exercise of SARs under the Plan will be includable in the holder’s ordinary income and the Company (or one of its subsidiaries) will be entitled to a deduction for such amount.

Restricted Shares. If restricted shares are awarded in accordance with the terms of the Plan, no income will be recognized by such holder at the time such award is made unless the holder makes the 83b election referred to below. A holder who is awarded restricted shares and does not make an 83b election will be required to include in his ordinary income, as compensation, the fair market value of such restricted shares upon the lapse of the forfeiture provisions applicable thereto, plus the amount of any dividend equivalents on such restricted shares, less any amount paid therefor. At the time the restricted shares are first issued, the holder may elect (an “83b election”) to include in his ordinary income, as compensation, the fair market value of such restricted shares at the time of receipt, less any amount paid therefor. A holder who makes an 83b election will not recognize income at the time of the lapse of the forfeiture provisions. Absent the making of the 83b election, any cash dividends or other distributions paid with respect to restricted shares prior to the lapse of the applicable restriction will be includable in the holder’s ordinary income as compensation at the time of receipt. In each case, the Company (or one of its subsidiaries) will be entitled to a deduction in the same amount as the holder realizes compensation income.

Equity Compensation Plan Information as of December 31, 2005

The following table contains information about the shares of Common Stock that may be granted under equity compensation plans as of December 31, 2005. It does not give effect to the increase in the number of shares of Common Stock available under the Plan and does not include options that terminated after December 31, 2005.

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by stockholders(1)	5,724,791	$1.34	230,138
Equity compensation plans not approved by stockholders(2)	7,503,308	$1.24	267,790(3)
Total	13,228,099	$1.28	497,928

(1)
Includes our (i) 2004 Long-Term Incentive Plan described above, (ii) our 1996 Stock Option Plan, under which options to purchase 5,785 shares have been authorized, none of which are outstanding, (iii) and our 1997 Stock Option Plan, under which options to purchase 9,231 shares have been authorized, none of which are outstanding.

(2)
Includes (i) options to purchase 231 shares of Common Stock at a price of $65.50 per share that we issued in August 1999, (ii) options to purchase 3,077 shares of Common Stock at a price of $32.50 per share that we issued in December 1999 to Moshe Zarmi as a director of the Company, (iii) seven-year warrants to purchase 400,000 shares of Common Stock at a price of $3.50 per share that we issued to Laurus Master Fund during 2004 to induce Laurus to waive our defaults under loan agreements with Laurus, (iv) seven-year warrants to purchase 94,000 shares of Common Stock at a price of $3.50 per share that we issued to a finder as compensation in connection with our Laurus financing, (v) warrants to purchase 3,000,000 shares of Common Stock at a price of $1.50 per share that we issued in May 2005 to a distributor of ours, (vi) options to purchase 3,000,000 shares of Common Stock at prices ranging from $.30 to $.80, that we issued in March 2006 to Steven Walin, our Chief Executive Officer, (vii) options to purchase 750,000 shares of Common Stock at prices ranging from $.16 to $.78, that we issued in March 2006 to Joseph Restivo, our Chief Financial Officer, (viii) options to purchase 580,000 shares of Common Stock at a price of $.85 per share that we issued in July 2005 to employees and a consultant, and (ix) options to purchase 175,000 shares of Common Stock at prices ranging from $3.50 to $5.00, issued to a service provider. Does not include (i) warrants that we issued to the former stockholders of Rapor, Inc. in connection with our merger with Rapor in December 2004, (ii) warrants purchased by Laurus from us in May 2004, or (iii) warrants purchased by investors in our October 2004 private placement.

(3)	These shares are available for issuance to our nonemployee directors under our Nonemployee Directors’ Stock Plan described above.

The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval of the increase in the number of shares of Common Stock available for issuance under our 2004 Long-Term Incentive Plan from 5,939,913 to 10,000,000.

Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to approve the increase.

Our Board of Directors recommends that our stockholders vote FOR the proposal to approve the increase.

PROPOSAL NO. 4
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

Mercadien, P.C., CPAs (“Mercadien”), served as our independent auditors for fiscal 2005. Our Audit Committee has selected Mercadien to serve again as our independent auditors for the fiscal year ending December 31, 2006. The selection by the Audit Committee of Mercadien as our independent auditors for the current fiscal year is being presented to stockholders for ratification at the Annual Meeting.

Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of this appointment by the stockholders. If stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Mercadien, and may decide to retain them notwithstanding the vote. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. We expect that one or more members of Mercadien will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting is required for ratification of the selection of Mercadien as our independent auditors for this fiscal year.

Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the selection of Mercadien, P.C., CPAs as the Company’s independent auditors for the fiscal year ending December 31, 2006.

Our Board of Directors recommends that our stockholders vote FOR the ratification of the selection of Mercadien, P.C., CPAs as the Company’s independent auditors for the fiscal year ending December 31, 2006.

Audit Fees Table

The following table presents fees for professional audit services rendered by Mercadien for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and 2004, and fees billed for other services rendered by Mercadien during those years.

	2005	2004
Audit fees (1)	$253,690	$216,244
Audit related fees	—	—
Tax fees	$15,487	$3,136
All other fees(2)	$14,291	$40,220
Total fees	$283,470	$259,600

(1)	Includes fees paid for professional services rendered in connection with the audit of annual financial statements and the review of quarterly financial statements.

(2)
    Consists primarily of fees paid in connection with review of the Company’s financial statements in the Company’s Registration Statement on Form SB-2, Current Reports on Form   8K, and related due diligence.

Pre-Approval Policies And Procedures

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended. The Audit Committee approved all such services prior to the auditor’s engagement for such services during the year ended December 31, 2005.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to the Company with respect to the beneficial ownership of Common Stock held of record as of May 1, 2006, by (1) all persons who are owners of 5% or more of our Common Stock, (2) each of our executive officers, (3) each director, and (4) all of our executive officers and directors as a group. Unless otherwise indicated, each of the stockholders can be reached at our principal executive offices located at 2801 Trade Center Drive, Suite 120, Carrollton, Texas 75007.

	SHARES BENEFICIALLY OWNED[1]
	Number	Percent (%)
Beneficial Owners of more than 5% of Common Stock (other than directors and executive officers)
William Teitelbaum [2]	7,477,265	14.7%
Europa International, Inc. [3]	6,826,367	13.4%
Fred Knoll [4]	7,218,938	14.1%
E&S International Enterprises, Inc. [5]	3,712,500	7.2%
Directors and Executive Officers
Howard Safir [6]	675,916	1.3%
Richard Berman [7]	373,725	*
Victor A. DeMarines	0	*
Bruce Galloway [8]	302,009	*
Kenneth A. Minihan	0	*
Joseph Rosetti [9]	1,363,647	2.6%
Moshe Zarmi [10]	163,240	*
Steven E. Walin[11]	2,000,000	3.8%
Joseph Restivo[11]	375,000	*
John H. Gutfreund	235,665	*
Asa Hutchinson	35,665	*
All directors and executive officers as a group (eleven persons) [12]	5,524,867	10.0%

*  Less than 1%.

1
Gives effect to the shares of Common Stock issuable upon the exercise of all options exercisable within 60 days of May 1, 2006 and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Percentage ownership is calculated based on 51,089,783 shares of the Common Stock outstanding as of May 1, 2006. All information is based upon information furnished by the persons listed, contained in filings made by them with the SEC or otherwise available to the Company.

2	Mr. Teitelbaum’s address is 4 Winston Court, Dix Hills, NY 11746.

3	Europa’s address is P.O. Box 146, Road Town, Tortola, British Virgin Islands. Fred Knoll is the principal of Knoll Capital Management, L.P., which manages Europa’s investments.

4
Includes (i) 6,826,367 shares of Common Stock beneficially owned by Europa; (ii) 59,238 shares of Common Stock beneficially owned by Thinking Technologies, L.P., and (iii) warrants to purchase 333,333 shares of Common Stock, held by Knoll Capital Fund II. Fred Knoll is the principal of Knoll Capital Management, L.P., which is the general partner of Thinking Technologies, L.P. and the investment manager of Knoll Capital Fund II and Europa. Mr. Knoll’s address is c/o Knoll Capital Management, LP, 200 Park Avenue, Suite 3900, New York, New York 10166.

5
Includes 3,000,000 shares of Common Stock that may be purchased upon exercise of currently exercisable warrants. The address of E&S International Enterprises, Inc. is 5900 Canoga Avenue, Canoga Park, California 91304.

6
Includes (i) 50,000 shares of Common Stock held by Howard Safir with his wife as joint tenants, (ii) 559,250 shares of Common Stock that may be purchased upon exercise of currently exercisable stock options, (iii) 33,333 shares of Common Stock that may be purchased upon exercise of warrants held by the November Group Ltd., of which Howard Safir is the Chairman and principal member, and (iv) 33,333 shares of Common Stock held by the November Group Pension Plan.

7	Includes 256,825 shares of Common Stock that may be purchased upon exercise of currently exercisable stock options.

8
Includes (i) 3,134 shares of Common Stock held directly, (ii) 3,308 shares of Common Stock held by the Bruce Galloway IRA, (iii) 3,077 shares owned by Jacombs Investments, Inc., of which Mr. Galloway is the principal shareholder and President, and (iv) 256,825 shares of Common Stock that may be purchased upon exercise of currently exercisable stock options.

9
Includes (i) 219,325 shares of Common Stock that may be purchased upon exercise of currently exercisable stock options, (ii) 135,787 shares of Common Stock that may be purchased upon exercise of warrants, (iii) 298,998 shares of Common Stock held by Crystal Lakes, L.P., and (iv) 137,832 shares of Common Stock that may be purchased upon exercise of warrants held by Crystal Lakes. Mr. Rosetti is the principal partner of Crystal Lakes.

10	Includes 127,575 shares of Common Stock that may be purchased upon exercise of currently exercisable stock options. Mr. Zarmi’s address is 215 Frankel Boulevard, Merrick, New York 11566.

11	Consists solely of shares of Common Stock that may be purchased on conversion and exercise of options and warrants.

12	Includes Messrs. Safir, Berman, Galloway, Rosetti, Zarmi, Walin, Restivo, Gutfreund and Hutchinson.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

The following table sets forth for the periods indicated the compensation we and our subsidiaries paid to Nazzareno E. Paciotti, our former Chief Executive Officer and Chief Financial Officer, who was our only executive officer during 2005. Mr. Paciotti is no longer employed by us. We had no employees and did not pay any compensation in the fiscal year ended December 31, 2003. For information about the compensation we paid to an entity controlled by Howard Safir, our Chairman of the Board, see “Chairman Compensation.”

		Annual Compensation	Long-Term Compensation
Name and Principal Positions	Year	Salary ($)	Securities Underlying Options
Nazzareno E. Paciotti	2005	$263,461	375,000
Former Chief Executive Officer and Chief Financial Officer	2004	$174,247(1)	250,000

(1) Represents salary from February 17, 2004 through December 31, 2004. Mr. Paciotti’s annual base salary during 2004 was $200,000.

Option Grants in Fiscal 2005

The following table summarizes stock options that were granted to the above named executive officer during 2005. For information about stock options granted to Howard Safir, our Chairman of the Board, see “Other Board Compensation.”

Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in 2005	Exercise Price	Expiration Date
Nazzareno E. Paciotti	375,000	44.9%	$1.50	12/31/2006(1)

(1)	Mr. Paciotti’s employment with us was terminated pursuant to a Mutual Separation Agreement entered into on March 28, 2006, which provides that these options expire December 31, 2006.

Aggregated Option Exercises in Fiscal 2005 and FY-End Option Values

The following table contains information about options exercised by our named executive officer during 2005 and the option values as of December 31, 2005.

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End ($) Exercisable/Unexercisable(1)
Nazzareno E. Paciotti	__	__	250,000/375,000	$0/$0

Compensation Committee Interlocks and Insider Participation

              None of our executive officers serves as a director or member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a director or member of our compensation committee.

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

The Board of Directors believes that increasing the value of the Company to its stockholders is the Board of Directors’ most important objective and should be the key measure of management performance. The Board of Directors also believes that executive compensation should be objectively determined. For this reason, the Compensation Committee, which is made up of Directors who are not employees of the Company, is responsible for determining the compensation packages of the Company’s executives.

The Compensation Committee’s role in determining the compensation of the executives of the Company is to assure that the Company’s compensation strategy is aligned with the Board of Directors’ overall objective and that executive compensation is structured to provide fair, reasonable and competitive base salary levels and the opportunity for the executives to earn incentive compensation reflecting both the Company’s and the individual’s performance.

The compensation for fiscal 2005 for the Company’s sole executive officer, Nazzareno Paciotti, consisted of base salary under Mr. Paciotti’s employment agreement. Factors considered in establishing Mr. Paciotti’s salary included the responsibilities of his position, compensation of executives in companies of similar size or in the same industry, external market conditions and financial performance of the Company.

Incentive compensation awards, payable in cash bonuses and stock options, and salary increases may be awarded in recognition of the Company’s financial performance. In January 2005, Mr. Paciotti was issued an option to purchase 375,000 shares of Common Stock at a price of $1.50 per share following the successful completion of our December 2004 private placement. Mr. Paciotti did not receive any bonus for fiscal 2005.

Richard Berman
Joseph Rosetti
Bruce Galloway

STOCK PERFORMANCE GRAPH

The following graph reflects a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of an initial $100 investment on January 1, 2000 in the Company's Common Stock, the Nasdaq Market Value Index and a peer group index consisting of those public companies traded on an exchange and listed under the Standard Industry Classification (S.I.C.) Code 3669 (Communications Equipment, NEC). The comparisons in this table are required by the Securities and Exchange Commission. The stock price performance shown on the graph is not intended to forecast or be indicative of future price performance.

Measurement Period (Fiscal Year Ended)

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
GVIS	100	152.01	16.00	8.00	49.22	2.71
Peer Group Index	100	29.19	7.88	18.87	21.92	17.01
NASDAQ Market Index	100	79.71	55.60	83.60	90.63	92.62

Employment Contracts; Termination of Employment and Change-in-Control Arrangements

Employment Agreement with Chief Executive Officer

We have entered into an Employment Agreement, dated as of February 9, 2006, with Steven Walin, our Chief Executive Officer. The Employment Agreement is for a three-year term of employment which commenced March 6, 2006. Pursuant to the Employment Agreement, Mr. Walin is entitled to receive:

•	An annual base salary of $375,000.

•	A signing bonus of $100,000, half of which was payable on the date he commenced his employment with us, and half of which will be payable on July 1, 2006.

•
An annual bonus of up to 50% of his base salary based on the achievement of annual performance targets approved of by our board of directors, provided that the 50% bonus will be guaranteed with respect to the first nine-month period of Mr. Walin’s employment with us.

•
A 10-year option to purchase three million shares of our common stock.  The exercise price per share with respect to the first 1,000,000 shares under this option (“Tranche One”) equals $.30, the closing price of our common stock on the day before the commencement of Mr. Walin’s employment with us, the exercise price per share with respect to another 1,000,000 shares under this option (“Tranche Two”) equals $.52, and the exercise price for the final 1,000,000 shares under this option (“Tranche Three”) equals $.80. All of the Tranche One option shares, and 50% of each of the Tranche Two and Tranche Three option shares are immediately exercisable, and an additional 25% of the Tranche Two and Tranche Three option shares will become exercisable on each of the first and second anniversaries of the commencement of Mr. Walin’s employment with us, provided he is then employed by us.

•
A second 10-year option to purchase 5% of the number of shares of common stock sold by us in the next offering of our securities completed within two years of the commencement of Mr. Walin’s employment with us. The exercise price for this option will equal the greater of $.30 and the closing price of our common stock on the day before the date this option is granted. Fifty percent of the shares under this option will be immediately exercisable and an additional 25% of such shares will become exercisable on each of the first and second anniversaries of the grant of the option, provided Mr. Walin is then employed by us.

In addition, pursuant to the Employment Agreement, in the event that Mr. Walin’s employment is terminated by us without “Cause” or by Mr. Walin for “Good Reason” (as such terms are defined in the Employment Agreement), Mr. Walin will be entitled to:

•	payment of all accrued but unpaid base salary, his signing bonus (to the extent then unpaid), and unpaid annual bonus with respect to any completed fiscal year;

•
payment of his base salary and continued medical benefits for 12 months; provided, that if such termination occurs after a “Change in Control” Mr. Walin will instead be entitled to a payment equal to 200% of his base salary and continued medical benefits for 24 months;

•	pro-rated bonus for the year in which the termination occurs, payable following such fiscal year to the extent he would have otherwise been entitled to such bonus; and

•
provided at least six months has expired since the last vesting of an option grant, a pro rata vesting of his option shares which are scheduled to vest on the next vesting date; provided, that if such termination occurs after a “Change in Control” or after the first anniversary of Mr. Walin’s employment with us, all of the unvested options will immediately vest.

If Mr. Walin’s employment is terminated as a result of his death or disability, we will pay him his accrued but unpaid base salary, unpaid signing bonus, and unpaid annual bonus with respect to any completed fiscal year, and a pro-rated portion of any bonus he would have otherwise been entitled for the fiscal year in which the termination occurs.

Mr. Walin is prohibited under the Employment Agreement from using or disclosing any of our proprietary information, competing with us, hiring any of our employees or consultants and soliciting any of our customers or suppliers to reduce or cease business with us.

Employment Agreement with Chief Financial Officer

We have entered into an Employment Agreement, dated as of March 28, 2006, with Joseph Restivo, our Chief Financial Officer. The Employment Agreement is for a three-year term and provides Mr. Restivo with:

•	An annual base salary of $200,000.

•	An annual bonus of up to 50% of his base salary based on the achievement of annual performance targets approved of by our board of directors.

•
A 10-year option to purchase 750,000 shares of our common stock.  The exercise price per share with respect to the first 250,000 shares under this option (“Tranche One”) is $.16, the exercise price per share with respect to another 250,000 shares under this option (“Tranche Two”) is $.50, and the exercise price for the final 250,000 shares under this option (“Tranche Three”) is $.78. Fifty percent of each of the Tranche One, Tranche Two and Tranche Three option shares are immediately exercisable, and an additional 25% of the shares under each Tranche will become exercisable on each of the first and second anniversaries of the commencement of Mr. Restivo’s employment with us, provided he is then employed by us.

•
A second 10-year option to purchase 1.25% of the number of shares of common stock sold by us in the next offering of our securities completed within two years of the commencement of Mr. Restivo’s employment with us, provided that the number of shares subject to this option will not exceed 250,000. The exercise price for this option will equal the greater of $.16 and the closing price of our common stock on the day before the date this option is granted. Fifty percent of the shares under this option will be immediately exercisable and an additional 25% of such shares will become exercisable on each of the first and second anniversaries of the grant of the option, provided Mr. Restivo is then employed by us.

In addition, pursuant to the Employment Agreement, in the event that Mr. Restivo’s employment is terminated by us without “Cause” or by Mr. Restivo for “Good Reason” (as such terms are defined in the Employment Agreement), Mr. Restivo will be entitled to:

•	payment of all accrued but unpaid base salary and unpaid annual bonus with respect to any completed fiscal year;

•
payment of his base salary and continued medical benefits for 12 months; provided, that if such termination occurs after a “Change in Control” Mr. Restivo will instead be entitled to a payment equal to 200% of his base salary and continued medical benefits for 24 months;

•	pro-rated bonus for the year in which the termination occurs, payable following such fiscal year to the extent he would have otherwise been entitled to such bonus; and

•
provided at least six months has expired since the last vesting of his option grant, a pro rata vesting of his option shares which are scheduled to vest on the next vesting date; provided, that if such termination occurs after a “Change in Control” or after the first anniversary of Mr. Restivo’s employment with us, all of the unvested options will immediately vest.

If Mr. Restivo’s employment is terminated as a result of his death or disability, we will pay him his accrued but unpaid base salary and unpaid annual bonus with respect to any completed fiscal year, and a pro-rated portion of any bonus he would have otherwise been entitled for the fiscal year in which the termination occurs.

Mr. Restivo is prohibited under the Employment Agreement from using or disclosing any of our proprietary information, competing with us, hiring any of our employees or consultants and soliciting any of our customers or suppliers to reduce or cease business with us.

Separation Agreement with Nazzareno Paciotti

On March 28, 2006 we also entered into a Mutual Separation Agreement with Nazzareno Paciotti, who was our Chief Financial Officer from February 2004 until such date, and who was our Chief Executive Officer from February 2004 until March 6, 2006. Pursuant to the Mutual Separation Agreement, the parties mutually agreed to the termination of Mr. Paciotti’s employment with us and to his resignation as a director and officer of GVI Security Solutions, Inc. and its subsidiaries. Mr. Paciotti is entitled to receive severance payments equal to one year of his annual base salary of $300,000, payable in 12 equal monthly installments. In addition, Mr. Paciotti will continue to receive medical benefits until January 24, 2008. We have also agreed that Mr. Paciotti’s options to purchase an aggregate of 625,000 shares of our Common Stock vest in full and will be exercisable until December 31, 2006. Mr. Paciotti has agreed to release us in full from any and all claims and to continue to be bound by the confidentiality and non-solicitation terms of his employment agreement.

Committees of the Board of Directors and Meeting Attendance

Our Board of Directors held six meetings during 2005. All of the current directors who were directors during 2005, other than Bruce Galloway and Asa Hutchinson, were in attendance at 75% or more of such meetings held while they were in office (including meetings of committees of the Board of Directors on which they served) in fiscal 2005.

Our Board of Directors has an Audit Committee consisting of Joseph Rosetti (Chairman), Richard Berman and Bruce Galloway. The Audit Committee was formed in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee does not have a written charter. The current members of the Audit Committee meet the requirements for director independence as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers (the "NASD listing standards"). In addition, the Board of Directors has determined that Mr. Berman and Mr. Rosetti are “audit committee financial experts,” as such term is defined in Item 401(e) of Regulation S-B. The Audit Committee met four times during fiscal 2005. The Audit Committee is responsible for providing independent objective oversight of our accounting functions and internal controls.

Our Board of Directors has a Compensation Committee consisting of Richard Berman (Chairman), Joseph Rosetti and Bruce Galloway. The Compensation Committee met three times during fiscal 2005. The Compensation Committee makes recommendations to the Board of Directors concerning compensation of our executive officers and administers our 2004 Long-Term Incentive Plan.

Our Board of Directors has a Governance Committee consisting of Richard Berman, Joseph Rosetti and John Gutfreund, which performs the functions of a nominating committee. The current members of the Governance Committee meet the requirements for director independence as defined in the NASD listing standards. The Governance Committee does not have a written charter. The Governance Committee did not meet during fiscal 2005, but did meet in May 2006 for the purpose of recommending to the Board director nominees for election at the Annual Meeting.

The functions of the Governance Committee include leading the Company’s search for individuals qualified to become directors, evaluating and recommending candidates to the Board for nomination for election to the Board, recommending qualified individuals to be appointed to the Board in the event of a vacancy, and assessing the qualifications of director nominee candidates.

The Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrating excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. The Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees will be reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Governance Committee will consider diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Governance Committee will review such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, if applicable, the Governance Committee will also determine whether the nominee must be independent for listing purposes, which determination will be based upon applicable listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Governance Committee may use the Board's and management's network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Governance Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Governance Committee will meet to discuss and consider candidates' qualifications and selects nominees by majority vote.

The Governance Committee will consider director candidates recommended by stockholders. The Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Governance Committee at the following address: 2801 Trade Center Drive, Suite 120, Carrollton, Texas 75007. Submissions should include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company's stock. Any such submission should be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholders who wish to nominate a person for election as a director (as opposed to making a recommendation to the Governance Committee) must follow the procedures described in Section 2.1(c) of the Company’s by-laws.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors, including the Company's internal controls, the quality of its financial reporting and the independence and performance of the Company's independent certified public accountants.

Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent certified public accountants audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States and discuss with management any issues that they believe should be raised with management.

The Audit Committee reviewed the Company's audited financial statements for fiscal 2005 which were included in the Company’s Annual Report on Form 10-KSB for fiscal 2005, and met with both management and Mercadien to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee has received from Mercadien the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Mercadien its independence from the Company and its management. The Audit Committee also discussed with Mercadien any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors of the Company that the Company’s audited financial statements for fiscal 2005 be included in the Company’s Annual Report on Form 10-KSB for fiscal 2005 for filing with the Securities and Exchange Commission.

This report is submitted on behalf of the members of the Audit Committee:

Joseph Rosetti (Chairman)
Richard Berman
Bruce Galloway

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In October 2004 we entered into a Settlement Agreement and General Release with William Teitelbaum, a principal stockholder or ours who was a founder of GVI Security Inc. (our predecessor company) and its Chairman until May 22, 2003. Pursuant to the Settlement Agreement, in consideration for 650,000 shares of our Common Stock, Mr. Teitelbaum released us from any claims with respect to a warrant he alleged had been issued to him by GVI Security, Inc., which, following the GVI merger in February 2004, would have entitled him to purchase 4,030,637 shares of our Common Stock for nominal consideration. In addition, on January 5, 2005, pursuant to our obligations under the Settlement Agreement and as a result of the private placement we completed in December 2004, we repurchased from Mr. Teitelbaum 6,666,667 shares of our Common Stock for a cash purchase price of $10 million ($1.50 per share). Mr. Teitelbaum was subject to a lock-up provision under that agreement which prohibited him from selling any shares of our Common Stock for a period of 15 months following the repurchase.

Board Member Attendance at Annual Meetings

We encourage, but do not require, all of our directors to attend the annual meeting of stockholders. We did not hold an annual meeting of stockholders last year.

Stockholder Communications with the Board of Directors

Stockholders may send communications to the Board of Directors as a whole, any Committee or group of directors or a single director. Such communications may be sent to the Board of Directors (or a Committee, group or member thereof), c/o Corporate Secretary, 2801 Trade Center Drive, Suite 120, Carrollton, Texas 75007. The Secretary will receive the correspondence and, unless such communications are irrelevant or inappropriate (such as advertisements and hostile communications) will forward it to the entire Board of Directors or to any individual director or group or Committee of directors to whom the communication is directed, as appropriate.

Code of Conduct

The Company maintains a Code of Business Conduct and Ethics that is applicable to all of our employees, including our Chief Executive Officer and Chief Financial Officer, and our directors. The Code of Conduct, which satisfies the requirements of a “code of ethics” under applicable SEC rules, contains written standards that are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely and understandable public disclosures and communications, including financial reporting; compliance with applicable laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of our Common Stock and their transactions in such Common Stock. Based solely upon a review of Forms 3 and 4 and amendments furnished to the Company by such persons subject to the reporting requirements of Section 16(a) of the Exchange Act, we believe that, with the exception of the late filing of a Form 3 by our directors Asa Hutchinson and John Gutfreund, all reporting requirements under Section 16(a) for the 2005 fiscal year were met in a timely manner by our directors, executive officers and beneficial owners of more than 10% of our Common Stock.

OTHER INFORMATION

Annual Report

Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (excluding exhibits) is being mailed to our stockholders with this Proxy Statement.

Other Business

As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the Annual Meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of stockholders, it is intended that the shares represented by the Proxies solicited by our Board of Directors will be voted by the persons named in those Proxies in accordance with their best judgment.

Stockholder Proposals for 2007 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. To be included in the proxy statement for the Company’s Annual Meeting of Stockholders in 2007, stockholder proposals must be received by the Company at its principal executive office no later than February 27, 2007 and must otherwise comply with the requirements of Rule 14a-8. In addition, the Company’s By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of the Company not less than 120 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the Company’s Annual Meeting of Stockholders in 2007, such a proposal must be received by the Company no later than February 27, 2007. However, if the date of the Company’s Annual Meeting of Stockholders in 2007 is more than 60 days earlier or more than 90 days later than the date of the immediately preceding Annual Meeting (i.e., prior to April 28, 2007 or after September 25, 2007), then notice must be received not earlier than 120 days prior to such meeting, and not later than the close of business on the later of the 60th prior to such meeting or the 10th day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of such meeting is made. If a stockholder who has notified the Company of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the Company need not present the proposal for a vote at such meeting. All notices of proposals by stockholders, whether or not to be included in our proxy materials, should be sent to the Secretary of the Company at 2801 Trade Center Drive, Suite 120, Carrollton, Texas 75007. Nothing in this paragraph may be deemed to require the Company to include in its proxy statement and proxy relating to the 2007 Annual Meeting of Stockholders any stockholder proposal that may be omitted from the Company’s proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. If you would like to obtain another copy of the proxy, please contact us at 2801 Trade Center Drive, Suite 120, Carrollton, Texas 75007, telephone (972) 245-7353. If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

By Order of the Board of Directors,

Howard Safir
May [22], 2006	Chairman of the Board of Directors

INDEX OF EXHIBITS

Exhibit A	Certificate of Amendment to the Certificate of Incorporation to Increase Authorized Shares of Common Stock
Exhibit B	Amended and Restated 2004 Long-Term Incentive Plan

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

GVI SECURITY SOLUTIONS, INC.

Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware (“DGCL”), GVI Security Solutions, Inc. (the “Corporation”), a corporation organized and existing under the DGCL.

DOES HEREBY CERTIFY:
FIRST: That the Corporation was originally incorporated in Delaware under the name Thinking Tools, Inc. and the date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 8, 1996.

SECOND: The Certificate of Incorporation is hereby amended to increase the total number of shares of common stock, par value $.001 per share (“Common Stock”) that the Corporation shall be authorized to issue from seventy-five million (75,000,000) shares to one hundred million (100,000,000) shares, by amending subparagraph A of Article FOURTH of the Certificate of Incorporation to read in its entirety as follows:

“FOURTH. Authorized Shares.

A. The aggregate number of shares which the Corporation shall have authority to issue is one hundred and three million (103,000,000), consisting of one hundred million (100,000,000) shares of Common Stock, par value $.001 per share (the “Common Stock”) and three million (3,000,000) shares of Preferred Stock, par value $.001 per share (the “Preferred Shares”).”

THIRD: This Certificate of Amendment to the Certificate of Incorporation of the Corporation was duly adopted and authorized by the Board of Directors of the Corporation and by a majority of the stockholders of the Corporation entitled to vote thereon in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this ___ day of _________, 2006.

GVI SECURITY SOLUTIONS, INC.

By:
Name:
Title:

A -1

EXHIBIT B
AMENDED AND RESTATED

2004 LONG-TERM INCENTIVE PLAN

OF

GVI SECURITY SOLUTIONS, INC.

I.   Purpose

The purpose of the GVI Security Solutions, Inc. 2004 Long-Term Incentive Plan (the “Plan”) is to attract and retain and provide incentives to employees, officers, directors and consultants of the Corporation and its Subsidiaries, and to thereby increase overall stockholders’ value. The Plan generally provides for the granting of stock, stock options, stock appreciation rights, restricted shares or any combination of the foregoing to the eligible participants.

II.  Definitions

(a) “Award” includes, without limitation, stock options (including incentive stock options within the meaning of Section 422(b) of the Code), stock appreciation rights, dividend equivalent rights, stock awards, restricted share awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock (“other Common Stock-based Awards”), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

(b) “Award Agreement” means a written agreement setting forth the terms and conditions of each Award made under this Plan.

(c) “Board” means the Board of Directors of the Corporation.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e) “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan or if no such committee is designated, the Board.

(f) “Common Stock” means the common stock of the Corporation, par value $.001 per share, or any other securities of the Corporation into which such common stock is reclassified or reconstituted.

(g) “Corporation” means GVI Security Solutions, Inc., a Delaware corporation.

(h) “Employee” means an employee of the Corporation or a Subsidiary.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(j) “Fair Market Value” means the closing price for the Common Stock as officially reported on the relevant date (or if there were no sales on such date, on the next preceding date on which such closing price was recorded) by the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any such national securities exchange, the closing price as furnished by the National Association of Securities Dealers through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or, if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Committee (whose determination shall be conclusive), based on the best information available to it.

(k) “Participant” means an Employee, officer, director or consultant who has been granted an Award under the Plan.

(l) “Plan Year” means a twelve-month period beginning with January 1 of each year.

(l) “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

III.  Eligibility

Any Employee, officer, director or consultant of the Corporation or a Subsidiary selected by the Committee is eligible to receive an Award.

IV.  Plan Administration

(a) Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Board, or the Committee to the extent determined by the Board, shall periodically make determinations with respect to the participation of Employees, officers, directors and consultants in the Plan and, except as otherwise required by law or this Plan, the grant terms of Awards, including vesting schedules, price, restriction or option periods, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Board or the Committee deems appropriate which shall be contained in an Award Agreement with respect to a Participant.

(b) The Committee shall have authority to interpret and construe the provisions of the Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s Certificate of Incorporation, as it may be amended from time to time.

(c) The Committee shall have the authority at any time to provide for the conditions and circumstances under which Awards shall be forfeited. The Committee shall have the authority to accelerate the vesting of any Award and the times at which any Award becomes exercisable.

V.  Capital Stock Subject to the Provisions of this Plan

(a) The capital stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to (i) adjustment in accordance with the provisions of Section X, (ii) Sections V(b) and (c) below, and (iii) the adoption of an amendment to Corporation’s certificate of incorporation pursuant to which the Corporation shall have available for grants of Awards such number of authorized but unissued shares of Common Stock provided for in this Section V(a), the total number of shares of Common Stock available for grants of Awards shall not exceed 10,000,000.

(b) The grant of a restricted share Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award. Awards payable only in cash will not reduce the number of shares available for Awards granted under the Plan.

(c) There shall be carried forward and be available for Awards under the Plan, in addition to shares available for grant under paragraph (a) of this Section V, all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section V; (ii) shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash or expire unexercised; and (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations.

VI.  Awards Under This Plan

As the Committee may determine, the following types of Awards and other Common Stock-based Awards may be granted under this Plan on a stand alone, combination or tandem basis:

(a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine.

(b) Incentive Stock Option. An Award in the form of a stock option which shall comply with the requirements of Section 422 of the Code or any successor section as it may be amended from time to time. Subject to adjustment in accordance with the provisions of Section X, the aggregate number of shares which may be subject to incentive stock option Awards under this Plan shall not exceed 10,000,000, subject to Section V above. To the extent that Section 422 of the Code requires certain provisions to be set forth in a written plan, said provisions are incorporated herein by this reference.

(c) Stock Appreciation Right. A right, which may or may not be contained in the grant of a stock option or incentive stock option, to receive in cash (or its equivalent value in Common Stock) the excess of the Fair Market Value of a share of Common Stock on the date the right is surrendered over the option exercise price or other price specified in the Award Agreement.

(d) Restricted Shares. The issuance of Common Stock to a Participant subject to forfeiture until such restrictions, terms and conditions as the Committee may determine are fulfilled.

(e) Dividend or Equivalent. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

(f) Stock Award. The issuance of Common Stock, which may be on a contingent basis, to a Participant.

(g) Other Stock-Based Awards. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this Section VI.

VII.  Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement that (i) shall set forth the terms and conditions of the Award, (ii) shall be executed by the Corporation and the Participant, and (iii) to the extent the Award includes stock options granted to a resident of the State of California, shall include the following terms, in addition to any other applicable terms required by this Plan or the Committee:

(a) An exercise price which is not less than 85% of the Fair Market Value of the Common Stock at the time the stock option is granted, except that the price shall not be less than 110% of the Fair Market Value of the Common Stock in the case of any person who owns securities possessing more than 10% of the total combined voting power (as defined in Section 194.5 of the California Corporations Code) of all classes of securities of the Company or its parent or subsidiaries possessing voting power;

(b) An exercise period of not more than 120 months from the date the stock option is granted;

(c) The non-transferability of the stock options, provided that the Award Agreement may permit transferability by will, by the laws of descent and distribution, or as permitted by applicable securities laws;

(d) The right to exercise at the rate of at least 20% per year over 5 years from the date the stock option is granted, subject to reasonable conditions such as continued employment;

(e) Unless employment is terminated for cause as defined by applicable law, the terms of the Award Agreement or a contract of employment, the right to exercise in the event of termination of employment, to the extent that the Optionee is entitled to exercise on the date employment terminates, as follows: (1) at least 6 months from the date of termination if termination was caused by death or disability, and (2) at least 30 days from the date of termination if termination was caused by other than death or disability; and

(f) A termination date of not more than 10 years from the date the Award Agreement is entered into or the date the Award Agreement is approved by the security holders, whichever is earlier.

VIII.  Other Terms and Conditions

(a) Assignability. Unless provided to the contrary in any Award, no Award shall be assignable or transferable except by will or by the laws of descent and distribution and during the lifetime of a Participant, the Award shall be exercisable only by such Participant.

(b) Termination of Employment or Other Relationship. The Committee shall determine the disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant’s employment or other relationship with the Corporation or a Subsidiary.

(c) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant is the holder of record. Except as provided in Section X, no adjustment will be made for dividends or other rights for which the record date is prior to such date.

(d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

(e) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) pursuant to a broker-assisted “cashless exercise” program if established by the Corporation; (iv) by a combination of the methods described in (i) through (iii) above; or (v) by such other methods as the Committee may deem appropriate.

(f) Withholding. Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment.

(g) Maximum Awards. The maximum number of shares of Common Stock that may be issued to any single Participant pursuant to Awards under this Plan in any single Plan Year is 2,969,957.

IX. Termination, Modification and Amendments

(a) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

(b) Notwithstanding the provisions of Section IX(a) above, the Board may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board shall not make any material amendments to the Plan without the approval of at least the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

(c) No termination, modification or amendment of the Plan may adversely affect the rights conferred by an Award without the consent of the recipient thereof.

X.  Recapitalization

The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

XI.   No Right to Employment

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any other relationship with, the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.

XII.  Governing Law

To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

XIII.  Savings Clause

This Plan is intended to comply in all aspects with applicable laws and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

XIV.        Effective Date and Term

The effective date of this Plan is February 16, 2004. The Plan shall terminate on February 16, 2014. No awards shall be granted after the termination of the Plan.

The adoption of the Plan is subject to approval by the Corporation’s stockholders, which approval must be obtained within 12 months from the date the Plan is adopted by the Board. In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board, any Awards made under the Plan shall be rescinded, and no additional Awards shall be made thereafter under the Plan.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GVI SECURITY SOLUTIONS, INC.

The undersigned hereby appoints Howard Safir and Steven Walin, or either of them, as proxy or proxies of the undersigned, each with full power of substitution, to attend and represent the undersigned at the Annual Meeting of Stockholders of GVI Security Solutions, Inc. (the “Company”), to be held on June 27, 2006, and at any adjournment thereof, and to vote thereat the number of shares of stock of the Company the undersigned would be entitled to vote if personally present, in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

GVI SECURITY SOLUTIONS, INC.

June 27, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

- Please detach along perforated line and mail in the envelope provided. -

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PLEASE MARK YOUR VOTES LIKE THIS ☒
 1. Election Of Directors:

2.Proposal to amend the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 75,000,000 to 100,000,000.
FOR ☐
AGAINST ☐
ABSTAIN ☐

  ☐ FOR ALL NOMINEES
            ☐ WITHHOLD AUTHORITY       FOR ALL NOMINEES
NOMINEES: ☐ Howard Safir ☐ Richard J. Berman ☐ Victor A. DeMarines
3. Proposal to approve an increase in the number of shares of Common Stock available under the 2004 Long-Term Incentive Plan from 5,9319,913 to 10,000,000
FOR ☐
AGAINST ☐
ABSTAIN ☐

☐ Bruce Galloway

 ☐ FOR ALL EXCEPT        (See instruction below)
☐ John Gutfreund ☐ Asa Hutchinson ☐ Kenneth A. Minihan ☐ Joseph R. Rosetti ☐ Steven Walin

4. Proposal to ratify the appointment of Mercadien, P.C., CPAs as independent auditors for 2006.
FOR ☐
AGAINST ☐
ABSTAIN ☐

 INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒
5. ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

        Signature  __________________ Signature  __________________ Date: ______

Note:   Please sign exactly as your name or names appears hereon. When shares are held by joint owners, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.